As filed with the Securities and Exchange Commission on October 24, 2023

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TITAN PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3171940
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

400 Oyster Point Blvd., Suite 505

South San Francisco, California 94080

Tel: (650) 244-4990

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

TITAN PHARMACEUTICALS, INC. 2015 OMNIBUS EQUITY INCENTIVE PLAN

(Full Title of Plan)

Kate Beebe DeVarney, Ph.D., President and Chief Operating Officer

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, California 94080

Tel: (650) 244-4990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kenneth A. Schlesinger, Esq.

Spencer Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

(212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Titan Pharmaceuticals, Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) to register an additional 2,492,424 shares (the “Additional Shares”) of its common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the terms and in the manner set forth in the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan, (the “2015 Plan”).

The stockholders of the Company originally approved the 2015 Plan on August 24, 2015 with 7,500,000 shares of Common Stock authorized for issuance under the 2015 Plan. On September 29, 2015, the Company effected a 1-for-5.5 reverse stock split, following which the number of shares of Common Stock authorized for issuance under the 2015 Plan was reduced from 7,500,000 to 1,363,637. In November 2015, the Company filed a registration statement on Form S-8 (the “2015 Form S-8”) to register the 1,363,637 shares authorized under the 2015 Plan.

On August 2, 2016, the stockholders of the Company approved an amendment to the 2015 Plan to increase the number of shares of Common Stock authorized for issuance under the 2015 Plan from 1,363,637 to 2,500,000. On August 7, 2018, the stockholders of the Company approved an amendment to the 2015 Plan to increase the number of shares of Common Stock authorized for issuance under the 2015 Plan from 2,500,000 to 3,500,000. On January 23, 2019, the stockholders of the Company approved an amendment to the 2015 Plan to increase the number of shares of Common Stock authorized for issuance under the 2015 Plan from 3,500,000 to 10,000,000. Also on January 23, 2019, the Company effected a 1-for-6 reverse stock split, following which the number of shares of Common Stock authorized for issuance under the 2015 Plan was reduced to from 10,000,000 to 1,666,667.

On November 30, 2020, the Company effected a 1-for-30 reverse stock split, following which the number of shares of Common Stock authorized for issuance under the 2015 Plan was reduced from 1,666,667 to 55,556. On January 8, 2021, the stockholders of the Company approved an amendment to the 2015 Plan to, among other things, increase the number of shares of Common Stock authorized for issuance under the 2015 Plan from 55,556 to 1,000,000.

As a result of the aforementioned amendments to the 2015 Plan and reverse stock splits, as of June 28 2023, there were a total of 1,000,000 shares of Common Stock authorized under the 2015 Plan, of which only 7,576 shares were registered under the 2015 Form S-8, and 992,424 shares were not. On June 29, 2023, the stockholders of the Company approved an amendment to the 2015 Plan to increase the number of shares of Common Stock authorized for issuance under the 2015 Plan from 1,000,000 to 2,500,000. As a result, this Registration Statement is registering an additional 2,492,424 shares of Common Stock issuable pursuant to the 2015 Plan. The 2,492,424 shares of Common Stock being registered on this Registration Statement includes 1,464,541 shares held by certain securityholders identified in the section of the Reoffer Prospectus (as defined below) entitled “Selling Securityholders.” Such shares have been previously issued pursuant to the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan or may be acquired in connection with stock options granted to the Selling Securityholders.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have previously been issued to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock (i) issued to the selling stockholders pursuant to equity awards or (ii) issuable pursuant to stock options granted to the selling stockholders, and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide each recipient of a grant under the 2015 Plan (the “Recipients”) with documents that contain information related to the 2015 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and is not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of Common Stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Kate Beebe DeVarney, Ph.D., President and Chief Operating Officer

Titan Pharmaceuticals, Inc.

400 Oyster Point Blvd., Suite 505

South San Francisco, California 94080

REOFFER PROSPECTUS

1,464,541 Shares

Common Stock Issued Under the 2015 Plan and

Certain Awards Granted Outside of the 2015 Plan

This Reoffer Prospectus relates to the public resale, from time to time, of an aggregate of 1,464,541 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by certain securityholders identified herein in the section entitled “Selling Securityholders.” Such shares have been previously issued pursuant to the Company’s Amended and Restated 2015 Omnibus Equity Incentive Plan or may be acquired in connection with stock options granted to the Selling Securityholders. You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on The Nasdaq Capital Market, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 6 of this prospectus). We will receive no part of the proceeds from sales made under this Reoffer Prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This Reoffer Prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this Reoffer Prospectus. The Selling Securityholders identified in this Reoffer Prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this Reoffer Prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this Reoffer Prospectus. These are speculative securities.

Our Common Stock trades on The Nasdaq Capital Market under the symbol “TTNP.” On October 23, 2023, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.34 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 24, 2023

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the SEC include, but are not necessarily limited to, those relating to uncertainties relating to:

●	our ability to raise capital when needed;

●	difficulties or delays in the product development process, including the results of preclinical studies or clinical trials;

●	financing and strategic agreements and relationships;

●	difficulties or delays in the regulatory approval process;

●	adverse side effects or inadequate therapeutic efficacy of our drug candidates that could slow or prevent product development or commercialization;

●	dependence on third-party suppliers;

●	uncertainties relating to manufacturing, sales, marketing and distribution of our drug candidates that may be successfully developed and approved for commercialization;

●	the uncertainty of protection for our patents and other intellectual property or trade secrets; and

●	competition.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by U.S. federal securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimate.

PROSPECTUS SUMMARY

The SEC allows us to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

Overview of our Business

We are a pharmaceutical company developing therapeutics utilizing a proprietary long-term drug delivery platform, ProNeura®, for the treatment of select chronic diseases for which steady state delivery of a drug has the potential to provide an efficacy and/or safety benefit. ProNeura consists of a small, solid implant made from a mixture of ethylene-vinyl acetate, or EVA, and a drug substance. The resulting product is a solid matrix that is designed to be administered subdermally in a brief, outpatient procedure and is removed in a similar manner at the end of the treatment period.

Our first product based on the ProNeura technology is Probuphine® (buprenorphine implant), which is approved in the United States, Canada and the European Union, or EU, for the maintenance treatment of opioid use disorder in clinically stable patients taking 8 mg or less a day of oral buprenorphine. While Probuphine continues to be commercialized in Canada and the EU (as Sixmo™) by other companies that have either licensed or acquired the rights from us, we discontinued commercialization of the product in the United States during the fourth quarter of 2020 to allow us to focus our limited resources on other product development programs.

In December 2021, we announced our intention to work with our financial advisor to explore strategic alternatives to enhance stockholder value, potentially including an acquisition, merger, reverse merger, sale of assets, licensing or other business combination transaction. In June 2022, we implemented a plan to reduce expenses and conserve capital that included a company-wide reduction in salaries and a scale back of certain operating expenses to enable us to maintain sufficient resources as we pursued potential strategic alternatives. In July 2022, David E. Lazar and Activist Investing LLC acquired an approximately 25% ownership interest in our company, filed a proxy statement and nominated six additional directors, each of whom was elected to our board of directors at a special meeting of stockholders held on August 15, 2022 (the “Special Meeting”). The exploration and evaluation of possible strategic alternatives by the Board has continued following the Special Meeting. To date, we have no commitments with respect to any such strategic alternatives. Following the election of new directors at the Special Meeting, Dr. Marc Rubin was replaced as our Executive Chairman and Mr. Lazar assumed the position of Chief Executive Officer. In connection with Dr. Rubin’s cessation of employment as Executive Chairman, we agreed to make aggregate severance payments to him of approximately $400,000, of which approximately $247,000 had been paid as of March 31, 2023. In December 2022, we implemented additional cost reduction measures including a reduction in our workforce. On June 21, 2023, Mr. Lazar entered into and completed a Share Transfer Agreement with Choong Choon Hau, pursuant to which Mr. Lazar sold all of his beneficial ownership interests in our company (excluding equity based compensation) to Mr. Choong.

On July 26, 2023, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Fedson, Inc., a Delaware corporation (“Fedson”) for the sale of certain ProNeura assets including Titan’s portfolio of drug addiction products, in addition to other early development programs based on the ProNeura drug delivery technology (the “ProNeura Assets”). The Company’s addiction portfolio consists of the Probuphine and Nalmefene implant programs. The ProNeura Assets constitute only a portion of Titan’s assets. On August 25, 2023, the Company entered into an Amendment and Extension Agreement with respect to the Asset Purchase Agreement, pursuant to which Fedson agreed to purchase the ProNeura Assets for a purchase price of $2,000,000, consisting of (i) $500,000 in readily available funds, to be paid in full on the Closing Date (the “Closing Cash”), (ii) $500,000 in the form of a promissory note due and payable on October 1, 2023 (the “Cash Note”) and (iii) $1,000,000 in the form of a promissory note due and payable on January 1, 2024 (the “Escrow Note”, and together with the Closing Cash and the Cash Note, the “Closing Consideration”). On the Closing Date, Fedson delivered to the Company a written guaranty by a principal of Fedson of all of Fedson’s obligations under both the Cash Note and Escrow Note. In consideration for an extension of the Closing Date to September 1, 2023, Fedson paid the Company an advance of $250,000 against the Closing Consideration. On September 29, 2023, and in accordance with the terms of the Cash Note, Fedson paid the Company $5,000 to extend the payment date of the Cash Note to November 1, 2023.

In August 2023, the Company received $500,000 in funding in exchange for the issuance of a convertible promissory note for that principal amount to Choong Choon Hau (the “Hau Promissory Note”). Pursuant to the Hau Promissory Note, the principal amount will accrue interest at a rate of 10% per annum and will be payable monthly. All principal and accrued interest shall be due and payable on January 1, 2024, unless extended as provided. All or part of the Hau Promissory Note can be converted into our Common Stock at a conversion price of $0.5712 per share from time to time following the issuance date and ending on the maturity date.

On September 13, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with The Sire Group Ltd. (“Sire Group” or the “Investor”), pursuant to which the Company agreed to issue 950,000 shares of Series AA Convertible Preferred Stock, par value $0.001 per share to Sire Group at a price of $10.00 per share, for an aggregate purchase price of $9,500,000. The purchase price consisted of (i) $5 million in cash at closing and (ii) $4.5 million in the form of a promissory note from Sire Group, personally guaranteed by a principal of Sire Group, due and payable on September 23, 2023, subject to two 10-day extensions which include additional payments of $50,000 for each extension. Sire Group remitted the $4.5 million principal under the promissory note on September 26, 2023.

The Offering

Outstanding Common Stock:	15,016,295 shares of our Common Stock are outstanding as of October 24, 2023.

Common Stock Offered:	Up to 1,464,541 shares of Common Stock for sale by the Selling Securityholders (which include our executive officers and directors) for their own account pursuant to the 2015 Plan.

Selling Securityholders:	The Selling Securityholders are set forth in the section entitled “Selling Securityholders” of this Reoffer Prospectus on page 4. The amount of securities to be offered or resold by means of the Reoffer Prospectus by the designated Selling Securityholders may not exceed, during any three-month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by the Selling Securityholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the 2015 Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Capital Market trading symbol	“TTNP”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties and assumptions discussed in Item 1A., “Risk Factors” of our annual report on Form 10-K for the fiscal year ended December 31, 2022, in Item 1A., “Risk Factors” of our quarterly reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this Reoffer Prospectus. Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us. If any of the events anticipated by the risks described occur, our results of operations and financial condition could be adversely affected, which could result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

USE OF PROCEEDS

The shares which may be sold under this Reoffer Prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the 2015 Plan. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the 2015 Plan.

The following table sets forth:

●	the name of each Selling Securityholder;

●	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Securityholder;

●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of October 24, 2023 prior to the offering for resale of the shares under this prospectus;

●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and

●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this Reoffer Prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column “Number of Shares Being Offered” represents the shares of our Common Stock that each Selling Securityholder may offer under this prospectus (“Shares”). We do not know how long the Selling Securityholders will hold the Shares before selling them or how many Shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)	Offered	Number	Percent (%)
David E. Lazar (3)	100,000	*	100,000	-	-%
Kate Beebe DeVarney, Ph.D. (4)	356,533	2.3	356,533	-	-%
Avraham Ben-Tzvi (5)	175,000	1.2	175,000	-	-%
Eric Greenberg (6)	175,000	1.2	175,000	-	-%
Matthew C. McMurdo (7)	175,000	1.2	175,000	-	-%
David Natan (8)	175,000	1.2	175,000	-	-%
Brian Crowley (9)	133,008	*	133,008	-	-%
Peter L. Chasey (10)	175,000	1.2	175,000	-	-%
Total:	1,464,541

*	Indicates beneficial ownership of less than 1% of the outstanding Common Stock

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power and also any shares which the Selling Securityholder has the right to acquire within 60 days. Applicable percentage ownership is based on 15,016,295 shares of Common Stock outstanding as of October 24, 2023.
(2)	Assumes that all shares of Common Stock to be offered, as set forth above, are sold pursuant to this offering and that no other shares of Common Stock are acquired or disposed of by the Selling Securityholders prior to the termination of this offering. Because the Selling Securityholders may sell all, some or none of their shares of Common Stock or may acquire or dispose of other shares of Common Stock, no reliable estimate can be made of the aggregate number of shares of Common Stock that will be sold pursuant to this offering or the number or percentage of shares of Common Stock that each Selling Securityholder will own upon completion of this offering.
(3)	Mr. Lazar is our Chief Executive Officer and our former Chairman of the Board.
(4)	Dr. Beebe DeVarney is our President and Chief Operating Officer and a member of the Board. The shares of Common Stock beneficially owned include 306,553 shares of common stock subject to options exercisable within 60 days of October 24, 2023.
(5)	Mr. Ben-Tzvi is a member of the Board. The shares of Common Stock beneficially owned include 125,000 shares of common stock subject to options exercisable within 60 days of October 24, 2023.
(6)	Mr. Greenberg is a member of the Board. The shares of Common Stock beneficially owned include 125,000 shares of common stock subject to options exercisable within 60 days of October 24, 2023.
(7)	Mr. McMurdo is a member of the Board. The shares of Common Stock beneficially owned include 125,000 shares of common stock subject to options exercisable within 60 days of October 24, 2023.
(8)	Mr. Natan is a member of the Board. The shares of Common Stock beneficially owned include 125,000 shares of common stock subject to options exercisable within 60 days of October 24, 2023.
(9)	Mr. Crowley is our Sr. Vice President, Finance. The shares of Common Stock beneficially owned include 83,008 shares of common stock subject to options exercisable within 60 days of October 24, 2023.
(10)	Mr. Chasey is a former member of the Board. The shares of Common Stock beneficially owned include 125,000 shares of common stock subject to options exercisable within 60 days of October 24, 2023.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the The Nasdaq Capital Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The financial statements of Titan Pharmaceuticals, Inc. included in our annual report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 have been audited by WithumSmith+Brown, PC, independent registered public accountants, as set forth in their reports thereon, included therein, and incorporated herein by reference in this prospectus, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, and elsewhere in the registration statement. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

We maintain an Internet website at www.titanpharm.com. All of our reports filed with the SEC (including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements) are accessible through the Investor Relations section of our website, free of charge, as soon as reasonably practicable after electronic filing. The reference to our website in this prospectus is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Commission by the Company are incorporated by reference herein:

(1)	The Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023;

(2)	The Quarterly Reports on Form 10-Q (i) for the fiscal quarter ended March 31, 2023, filed with the Commission on May 15, 2023 and (ii) for the fiscal quarter ended June 30, 2023, filed with the Commission on August 14, 2023;

(3)	The Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 6, 2023, February 9, 2023, March 3, 2023, March 22, 2023, April 11, 2023, June 6, 2023, June 29, 2023, July 7, 2023, July 28, 2023, August 30, 2023, September 8, 2023, September 18, 2023, as amended, and October 16, 2023; and

(4)	The Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 19, 2023; and

(5)	The description of common stock contained in Forms 8 and 8-A previously filed with the Commission and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than documents or information deemed to have been “furnished” and not “filed”) after the date hereof and before the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Amended and Restated Bylaws

Pursuant to our bylaws, our directors and officers will be indemnified to the fullest extent allowed under the laws of the State of Delaware for their actions in their capacity as our directors and officers.

We must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually and reasonably incurred by him in connection with such Proceeding if: (a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with us, he reasonably believed his conduct to be in our best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to our best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful. We must indemnify any person made a party to any Proceeding by or in the right of us, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with us, he reasonably believed his conduct to be in our best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to our best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to us. No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct. Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by us in advance of the final disposition of such Proceeding in certain cases.

We have the power to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee, or agent or is or was serving at our request as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify him against such liability under the provisions of the amended and restated bylaws.

Delaware Law

Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by us upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of us or any of our affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding,

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
3.1.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10 filed on January 14, 2010).

3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation dated September 24, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 28, 2015).

3.1.3	Certificate of Amendment to the Restated Certificate of Incorporation dated January 23, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated January 25, 2019.

3.1.4	Certificate of Amendment to the Restated Certificate of Incorporation dated November 30, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 1, 2020).

3.2	By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-3 (File No. 333-221126)).

3.3	Amendment to the By-laws of the Registrant dated December 29, 2021 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated December 29, 2021).

3.4	Amendment to the By-laws of the Registrant dated July 5, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 5, 2022).

5.1*	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.

10.14	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 21, 2022).

10.15	Fifth Amended and Restated 2015 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022).

23.1*	Consent of WithumSmith+Brown, P.C., independent registered public accounting firm.

23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai, United Arab Emirates on the 24th day of October, 2023.

TITAN PHARMACEUTICALS, INC.

By:	/s/ David E. Lazar
	Name:	David E. Lazar
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints each of David E. Lazar and Katherine Beebe DeVarney, Ph.D. his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David E. Lazar	Chief Executive Officer	October 24, 2023
David Lazar	Principal Executive Officer

Chairman of the Board of Directors
Seow Gim Shen

/s/ Katherine Beebe DeVarney, Ph.D.	President, Chief Operating Officer and Director	October 24, 2023
Katherine Beebe DeVarney, Ph.D.

/s/ Avraham Ben-Tzvi, Adv.	Director	October 24, 2023
Avraham Ben-Tzvi, Adv.

Director
Brynner Chiam

/s/ Eric Greenberg	Director	October 24, 2023
Eric Greenberg

/s/ Matthew C. McMurdo, Esq.	Director	October 24, 2023
Matthew C. McMurdo, Esq.

/s/ David Natan	Director	October 24, 2023
David Natan

/s/ Brian Crowley	Vice President, Finance (Principal Accounting Officer)	October 24, 2023
Brian Crowley